As filed with the Securities and Exchange Commission on November 23, 1999
                                                     Registration No.  333-85101

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                         POST-EFFECTIVE AMENDMENT No. 2
                       TO FORM S-4 REGISTRATION STATEMENT
                                  ON FORM S-8
                                   Under the
                            SECURITIES ACT OF 1933*

                                ---------------

                      ADELPHIA COMMUNICATIONS CORPORATION
             (exact name of registrant as specified in its charter)

           Delaware                         4841                 23-2417713
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)


                             ONE NORTH MAIN STREET
                        COUDERSPORT, PENNSYLVANIA 16915
                                 (814) 274-9830
 (Name, address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

   Century Communications Corp. 1993 Non-Employee Directors Stock Option Plan
              Century Communications Corp. 1994 Stock Option Plan
                           (Full titles of the plans)

                                ---------------

              COLIN H. HIGGIN, ESQUIRE                                   PLEASE ADDRESS COPIES OF ALL COMMUNICATIONS TO:
               DEPUTY GENERAL COUNSEL                                        CARL E. ROTHENBERGER, JR., ESQUIRE
         ADELPHIA COMMUNICATIONS CORPORATION                                         BUCHANAN INGERSOLL
                ONE NORTH MAIN STREET                                             PROFESSIONAL CORPORATION
           COUDERSPORT, PENNSYLVANIA 16915                                      20TH FLOOR, 301 GRANT STREET
                   (814) 274-9830                                              PITTSBURGH, PENNSYLVANIA 15219
(Name, address, and telephone number of agent for service)                               (412) 562-8826

                        CALCULATION OF REGISTRATION FEE

================================================================================

    Title of Each Class of         Amount to be      Maximum Offering     Maximum Aggregate Offering         Amount of
 Securities to be Registered      Registered (1)         Price (2)                Price (2)               Registration Fee
--------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par           1,284,557             N/A                       N/A                         (2)
 value $.01 per share

================================================================================
* Filed as a Post-Effective Amendment on Form S-8 to such Registration Statement pursuant to the procedure described herein. See "Introductory Statement."
(1) Represents the approximate number of shares (including fractional shares) subject to outstanding options under the above listed benefit plans assumed by Adelphia Communications Corporation in connection with the merger of Century Communications Corp. into a wholly owned subsidiary of Adelphia plus an additional 947,564 shares available to be awarded under the 1994 Stock Option Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall be deemed to cover an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the plans listed above.
(2)  Not applicable.   All filing fees payable in connection with the
     registration of these securities were paid in connection with Adelphia's filing with the Securities and Exchange Commission of (a) the preliminary proxy materials on Schedule 14A on July 13, 1999, and (b) the Registration Statement on Form S-4 (File No. 333-85101) filed on August 13, 1999.

                             INTRODUCTORY STATEMENT

     Adelphia hereby amends the Form S-4 by filing this Post-Effective Amendment No. 2 on Form S-8 relating to up to 1,284,557 shares of common stock, par value $.01 per share, of Adelphia, issuable by Adelphia under the Plans. All such shares were originally registered pursuant to the Form S-4.

     On October 1, 1999, Century Communications Corp., a Delaware corporation, was merged with and into Adelphia Acquisition Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Adelphia, pursuant to the Agreement and Plan of Merger, dated as of March 5, 1999, as amended on July 12, 1999, and as further amended on July 29, 1999, by and among Adelphia, Century and Adelphia Acquisition Subsidiary, Inc. Upon the effectiveness of the Merger, Adelphia Acquisition Subsidiary, Inc. changed its name to Arahova Communications, Inc..

     Pursuant to the Merger Agreement, the options to acquire the Century
Class A common stock were converted into options to acquire approximately 336,993 shares (including fractional shares) of Adelphia Class A common stock. In addition to the Class A common stock subject to outstanding options, Adelphia may award options to purchase up to an additional 947,564 shares of Adelphia Class A common stock under the 1994 Plan as assumed by Adelphia.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement relates to the Century Communications Corp. 1993 Non-Employee Directors Stock Option Plan, and the Century Communications Corp. 1994 Stock Option Plan. Adelphia Communications Corporation is incorporated in the State of Delaware.

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Registrant hereby incorporates by reference into this Registration Statement the documents listed in (a) through (e) below. The Registrant also incorporates by reference, from the date of filing of such documents, all documents subsequently filed by it pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

       (a) The Transition Report of Adelphia on Form 10-K for the nine-month period ended December 31, 1998, filed with the Commission on May 25, 1999, as amended by Adelphia's Form 10-K/A filed with the Commission on June 29, 1999 (File No. 000-16014).

       (b) The Quarterly Reports of Adelphia on Form 10-Q for the fiscal quarters ended March 31, 1999, June 30, 1999 and September 30, 1999 (File No. 000-16014).

       (c) The Current Reports of Adelphia on Form 8-K filed with the Commission on January 11, January 13, January 28, February 23, March 5, March 10, April 19, April 20, April 23, April 27, April 30, May 26, June 22, August 11, September 9, September 17, September 27, September 29, October 1, October 15 and October 26, 1999 (File No. 000-16014).

       (d) The proxy materials of Adelphia on Schedule 14A, filed with the Commission on October 4, 1999.

       (e) The description of Adelphia Class A Common Stock contained in the Registration Statement filed with the Commission under Section 12 of the Securities Exchange Act of 1934 and in Adelphia's Registration Statement on Form S-3, filed with the Commission on May 7, 1999 (File No. 333-78027).

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides in general that a corporation may indemnify its directors, officers, employees or agents against expenditures (including judgments, fines, amounts paid in settlement and attorneys' fees) made by them in connection with certain lawsuits to which they may be made parties by reason of their being directors, officers, employees or agents and shall so indemnify such persons against expenses (including attorneys' fees) if they have been successful on the merits or otherwise. The bylaws of Adelphia provide for indemnification of the officers and directors of Adelphia to the full extent permissible under Delaware law.

     Adelphia's Certificate of Incorporation also provides, pursuant to Section 102(b)(7) of the Delaware General Corporation Law, that directors of Adelphia shall not be personally liable to Adelphia or its stockholders for monetary damages for breach of fiduciary duty as a director for acts or omissions after July 1, 1986, provided that directors shall nonetheless be liable for breaches of the duty of loyalty, bad faith, intentional misconduct, knowing violations of law, unlawful distributions to stockholders, or transactions from which a director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

     The following is a list of exhibits filed as part of this post-effective amendment, which are incorporated herein:

Exhibit No.      Reference
-----------      ---------
  4.01           Certificate of Incorporation of Adelphia         Incorporated herein by reference to Exhibit
                 Communications Corporation, as amended and       3.01 to Registrant's Report on Form 10-Q for
                 restated                                         the fiscal quarter ended September 30, 1999,
                                                                  filed on November 15, 1999 (File No.
                                                                  000-16014).
  4.02           Bylaws of Adelphia Communications Corporation,   Incorporated herein by reference to Exhibit
                 as amended and restated                          3.02 to Registrant's Report on Form 10-Q for
                                                                  the fiscal quarter ended September 30, 1999,
                                                                  filed on November 15, 1999 (File No.
                                                                  000-16014).
  5.01           Opinion of Buchanan Ingersoll Professional       Filed herewith.
                 Corporation
 23.01           Consent of Deloitte & Touche LLP with respect    Filed herewith.
                 to financial statements of Adelphia and
                 Olympus Communications L.P.
 23.02           Consent of KPMG LLP with respect to financial    Filed herewith.
                 statements of FrontierVision


                 Partners, L.P.

 23.03           Consent of Deloitte & Touche LLP with respect    Filed herewith.
                 to financial statements of Century
                 Communications Corp.

 23.04           Consent of Deloitte & Touche LLP with respect    Filed herewith.
                 to financial statements of Harron
                 Communications Corp.

 23.05           Consent of Buchanan Ingersoll Professional       Contained in the Opinion filed as Exhibit 5.01.
                 Corporation

 24.01           Power of Attorney                                Previously filed.

ITEM 9.  UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events, arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, or in the aggregate, represent a fundamental change in the information set in the Registration Statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided however, that subclauses (a)(1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by the foregoing clause is contained in periodic reports filed by Adelphia pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

     (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 2 to Form S-4 Registration Statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coudersport, Commonwealth of Pennsylvania, on the 23rd day of November, 1999.


                   ADELPHIA COMMUNICATIONS
                   CORPORATION

                   By:  /s/ Timothy J. Rigas
                       -----------------------
                       Timothy J. Rigas, Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer


          Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to Form S-4 Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

             Signature                               Capacity                                  Date
             ---------                               --------                                  ----
                *                           Chairman, President and Chief                   November __, 1999
------------------------------------            Executive Officer
           John J. Rigas

                *                           Executive Vice President and Director           November __, 1999
------------------------------------
        Michael J. Rigas

        /s/ Timothy J. Rigas                Executive Vice President, Chief
------------------------------------        Financial Officer, Chief Accounting             November 23, 1999
        Timothy J. Rigas                    Officer, Treasurer and Director

                *                           Executive Vice President and Director           November __, 1999
------------------------------------
         James P. Rigas

                                                     Director                               November __, 1999
------------------------------------
        Leslie J. Gelber

                *                                    Director                               November __, 1999
------------------------------------
         Perry S. Patterson

                *                                     Director                              November __, 1999
------------------------------------
          Pete J. Metros

                *                                     Director                              November __, 1999
------------------------------------
         Dennis P. Coyle

                                                     Director                               November __, 1999
------------------------------------
        Peter L. Venetis

                                                     Director                               November __, 1999
------------------------------------
      Erland E. Kailbourne


*By:  /s/ Timothy J. Rigas                                                                  November 24, 1999
     -------------------------------
          Timothy J. Rigas
          Attorney-in-fact

                                 EXHIBIT INDEX

Exhibit No.      Reference
-----------      ---------
   4.01          Certificate of Incorporation of Adelphia         Incorporated herein by reference to Exhibit
                 Communications Corporation, as amended and       3.01 to Registrant's Report on Form 10-Q for
                 restated                                         the fiscal quarter ended September 30, 1999,
                                                                  filed on November 15, 1999 (File No.
                                                                  000-16014).
   4.02          Bylaws of Adelphia Communications Corporation,   Incorporated herein by reference to Exhibit
                 as amended and restated                          3.02 to Registrant's Report on Form 10-Q for
                                                                  the fiscal quarter ended September 30, 1999,
                                                                  filed on November 15, 1999 (File No.
                                                                  000-16014).
   5.01          Opinion of Buchanan Ingersoll Professional       Filed herewith.
                 Corporation

  23.01          Consent of Deloitte & Touche LLP with respect    Filed herewith.
                 to financial statements of Adelphia and
                 Olympus Communications L.P.

  23.02          Consent of KPMG LLP with respect to financial    Filed herewith.
                 statements of FrontierVision Partners, L.P.

  23.03          Consent of Deloitte & Touche LLP with respect    Filed herewith.
                 to financial statements of Century
                 Communications Corp.

  23.04          Consent of Deloitte & Touche LLP with respect    Filed herewith.
                 to financial statements of Harron
                 Communications Corp.

  23.05          Consent of Buchanan Ingersoll Professional       Contained in the Opinion filed as Exhibit 5.01.
                 Corporation

  24.01          Power of Attorney                                Previously filed.